FOR IMMEDIATE RELEASE	Contacts:	David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Second Quarter 2012 Results
Total revenue increased 9 percent
 Fiber and data revenue increased 37 percent
Network access revenue declined 18 percent

MANKATO, Minn., Aug.1, 2012 — HickoryTech Corporation (NASDAQ: HTCO) today reported earnings for the second quarter ended June 30, 2012. Revenue totaled $43.9 million, up 9 percent year over year.  Net income totaled $1.8 million, down 33 percent from last year and earnings per share totaled 13 cents per diluted share, a 35 percent decrease from last year primarily as a result of larger Telecom network access declines, local service revenue declines, and added depreciation and interest expense overall.

For the six months ended June 30, 2012, earnings were $4.1 million, a 15 percent decrease over the same period last year, and earnings per share of 31 cents were down 14 percent from last year.   Revenue for six months totaled $90.8 million in 2012, a 15 percent increase over the same period in 2011.

“Although our Telecom Segment experienced higher than anticipated declines in the second quarter, the emphasis we have placed on growing our business services continues to deliver solid growth as demonstrated by the 37 percent increase in fiber and data revenue providing top line revenue growth,” said John Finke, HickoryTech’s president and chief executive officer.  “We are on plan and HickoryTech is well positioned for the second half of the year as we work to complete the integration of IdeaOne and remain focused on executing on our long-term strategic plan.”

Fiber and Data Segment (before inter-segment eliminations)
Second quarter Fiber and Data Segment revenue totaled $15.4 million, up 37 percent year over year, and is attributed to success in retail and wholesale transport and data services, and the addition of IdeaOne Telecom operations for the full quarter. HickoryTech acquired IdeaOne Telecom on March 1, 2012.  Costs and expenses for the segment totaled $13.1 million, an increase of 40 percent year over year.  Net income totaled $1.4 million, up 19 percent from one year ago.
•	Organic fiber and data revenue, excluding IdeaOne operations, increased 9 percent year over year.
•	Fiber and Data Segment revenue totaled $15.4 million, up $2 million or 15 percent, sequentially from the first quarter of 2012.
•	Fiber and Data Segment operating income totaled $2.3 million for the second quarter of 2012, a 19 percent increase year over year.
•
For the six-month period, Fiber and Data revenue was 29 percent higher compared to the same six-month period one year ago, including 10 percent organic growth and four months of IdeaOne Telecom results.

Equipment Segment (before inter-segment eliminations)
Second quarter 2012 Equipment Segment revenue totaled $12.9 million, up 10 percent year over year, primarily as a result of increased Equipment installations.   For the six-month period, Equipment Segment revenue increased 37 percent over 2011.
•	Hardware sales increased 19 percent compared to second quarter 2011 and support services revenue decreased 22 percent for the same comparable period.
•	Equipment Segment operating income totaled $399,000 in the second quarter of 2012, a reduction of $307,000 or 43 percent year over year.
•	On a six-month year-to-date basis, Equipment Segment operating income totaled $1.2 million in 2012, even with the same period 2011.

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Telecom Segment (before inter-segment eliminations)
Second quarter 2012 Telecom Segment revenue totaled $16.3 million, an 8 percent decrease year over year.  Telecom results reflect a greater decline in network access revenue and continued declines in local service revenue, partially offset by increases in bill processing revenue from the company’s SuiteSolution billing and customer management services.  Costs and expenses totaled $14.3 million, down 5 percent year over year. Telecom Segment net income totaled $1.2 million, a 26 percent decrease compared to the second quarter 2011.
•	Broadband revenue totaled $5 million, a 2 percent decrease compared to the same quarter in 2011. Broadband revenue includes DSL, Internet, data and digital TV services.
•
Network access revenue totaled $4.7 million, an 18 percent decrease year over year, which reflects a greater decline trend due to the expiration of interstate infrastructure support reimbursements, the cancelation of a conferencing company contract, the initial impacts of industry-wide access reform regulation and access line and minute-of-use erosion.

•	Local service revenue totaled $3.3 million, down 7 percent from 2011.
•
Bill processing revenue totaled $1.0 million, up 22 percent year over year.  The company’s SuiteSolution billing and customer management services are marketed to external customers and generate both recurring and non-recurring service revenue.

Capital Expenditures
Capital expenditures in the second quarter totaled $5.9 million, net of grants from the Greater Minnesota Broadband Collaborative Project, compared with $4.8 million in second quarter 2011.   On a six month, year-to-date basis, capital expenditures were $9.6 million in 2012 compared to $8.5 million in 2011.

Depreciation and Interest Expense
Depreciation and amortization expense was $1 million or 18 percent higher in the second quarter 2012 driven by the Fiber and Data Segment.  The IdeaOne acquisition added $800,000 of depreciation and amortization and the remainder was a result of increased capital expenditure.  Interest expense increased $500,000 or 46 percent in the second quarter 2012, primarily due to the higher level of debt associated with the IdeaOne acquisition, and as a result of higher interest rate margins associated with the company’s debt refinancing which took place in the third quarter 2011. The effective interest rate for the first six months of 2012 was approximately 4.2 percent on an annualized basis compared to 4.1 percent in 2011.

Debt Position
Long-term debt and current maturities of debt, including capitalized leases, totaled $141.5 million as of June 30, 2012.  The 2012 debt balance represents an increase of $21.3 million from $120.2 million as of Dec. 31, 2011, as a result of the debt deployed to acquire IdeaOne Telecom.  Net debt, a measure of actual balance sheet strength that subtracts the cash balance from total debt, totaled $127.1 million as of June 30, 2012, a $19.9 million increase from the $107.2 million net debt reported as of Dec. 31, 2011.

“We continue our diligence in the use of free cash flows to achieve our strategic objectives,” Finke said.  “The reported $19.9 million increase in net debt during the first half-year is notable as we used $28 million of cash and debt in closing on the IdeaOne acquisition and have continued to invest in our business.  The low increase in net debt can be attributed to the strong free cash flow generated by our operations.”

Fiscal Outlook
HickoryTech made minor revisions to its previous fiscal 2012 outlook, as outlined below. Guidance metrics reflect the IdeaOne Telecom acquisition as of March 1, 2012.
•	Revenue is expected to range from $177 million to $183 million. (no change)
•	Net Income is expected to range from $7.6 million to $8.6 million. (no change)
•	Diluted Earnings per Share is expected to range between $0.57 to $0.64 per share. (no change)
•	CAPEX is expected to range from $27 million to $31 million (net of government grants for the Greater Minnesota Broadband Collaborative Project). (previous guidance was $25 million to $29 million)
•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is expected to range from $46 million to $48 million. (no change)
•	Debt balance at Dec. 31, 2012 is expected to range from $138 million to $141 million. (previous guidance was $141 million to $144 million)

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Conference Call and Webcast
HickoryTech will host a conference call and webcast on Thursday, August 2 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 and the conference ID is 95771176.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., HickoryTech has 500 employees and a five-state fiber network spanning more than 3,250 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  Enventis provides business IP voice, data and video solutions, MPLS networking, data center and managed hosted services and communication systems.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO.  For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

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Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands, except share data)	2012	2011	Change	2012	2011	Change
Operating revenue:
Equipment	$10,740	$9,035	19%	$26,039	$17,230	51%
Services	33,117	31,073	7%	64,762	61,500	5%
Total operating revenue	43,857	40,108	9%	90,801	78,730	15%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	9,292	7,924	17%	22,758	14,923	53%
Cost of services, excluding depreciation and amortization	15,905	14,771	8%	31,231	29,506	6%
Selling, general and administrative expenses	7,441	6,729	11%	14,147	13,272	7%
Depreciation and amortization	6,732	5,682	18%	12,926	11,361	14%
Total costs and expenses	39,370	35,106	12%	81,062	69,062	17%

Operating income	4,487	5,002	-10%	9,739	9,668	1%

Interest and other income	14	14	0%	34	24	42%
Interest expense	(1,482)	(1,015)	46%	(2,846)	(2,083)	37%
Income before income taxes	3,019	4,001	-25%	6,927	7,609	-9%
Income tax provision	1,210	1,307	-7%	2,796	2,773	1%

Net income	$1,809	$2,694	-33%	$4,131	$4,836	-15%

Basic earnings per share	$0.13	$0.20	-35%	$0.31	$0.36	-14%
					$0.91	-24%
Basic weighted average common shares outstanding	13,487,553	13,367,083		13,469,303	13,348,447

Diluted earnings per share	$0.13	$0.20	-35%	$0.31	$0.36	-14%
						-24%
Diluted weighted average common and equivalent shares outstanding	13,500,046	13,380,186		13,483,967	13,360,949

Dividends per share	$0.14	$0.135	4%	$0.28	$0.27	4%

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Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$14,431	$13,057
Short-term investments	2,998	-
Receivables, net of allowance for doubtful accounts of $215 and $436	21,403	25,317
Inventories	5,060	9,297
Income taxes receivable	639	498
Deferred income taxes, net	1,559	1,559
Prepaid expenses	2,202	1,801
Other	960	964
Total current assets	49,252	52,493

Investments	3,210	4,277

Property, plant and equipment	415,545	396,816
Accumulated depreciation	(241,395)	(242,886)
Property, plant and equipment, net	174,150	153,930

Other assets:
Goodwill	29,028	27,303
Intangible assets, net	5,257	2,314
Deferred costs and other	3,689	3,669
Total other assets	37,974	33,286

Total assets	$264,586	$243,986

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,135	$4,661
Extended term payable	8,191	6,920
Deferred revenue	5,658	6,251
Accrued expenses and other	8,781	10,175
Current maturities of long-term obligations	1,614	1,407
Total current liabilities	27,379	29,414

Long-term liabilities:
Debt obligations, net of current maturities	139,874	118,828
Accrued income taxes	143	154
Deferred revenue	1,046	1,131
Financial derivative instruments	2,633	2,469
Accrued employee benefits and deferred compensation	19,724	18,166
Deferred income taxes	30,253	30,627
Total long-term liabilities	193,673	171,375

Total liabilities	221,052	200,789

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,494 in 2012 and 13,396 in 2011	1,349	1,340
Additional paid-in capital	16,211	15,683
Retained earnings	32,160	31,797
Accumulated other comprehensive (loss)	(6,186)	(5,623)
Total shareholders' equity	43,534	43,197

Total liabilities and shareholders' equity	$264,586	$243,986

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Fiber and Data Segment
(unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Revenue before intersegment eliminations:
Services	$15,177	$11,067	37%	$28,396	$21,928	29%
Intersegment	193	186	4%	386	347	11%
Total Fiber and Data revenue	15,370	11,253	37%	28,782	22,275	29%

Cost of services (excluding depreciation and amortization)	7,489	5,680	32%	14,084	11,501	22%
Selling, general and administrative expenses	3,046	2,095	45%	5,552	4,225	31%
Depreciation and amortization	2,551	1,556	64%	4,517	3,142	44%
Total costs and expenses	13,086	9,331	40%	24,153	18,868	28%

Operating income	$2,284	$1,922	19%	$4,629	$3,407	36%
Net income	$1,359	$1,144	19%	$2,754	$2,027	36%

Capital expenditures	$3,603	$2,417	49%	$5,568	$4,223	32%

Equipment Segment
(unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Revenue before intersegment eliminations:
Equipment	$10,740	$9,035	19%	$26,039	$17,230	51%
Support Services	2,124	2,711	-22%	4,246	4,940	-14%
Total Equipment revenue	12,864	11,746	10%	30,285	22,170	37%

Cost of sales (excluding depreciation and amortization)	9,292	7,924	17%	22,758	14,923	53%
Cost of services (excluding depreciation and amortization)	1,627	1,696	-4%	3,339	3,374	-1%
Selling, general and administrative expenses	1,475	1,349	9%	2,827	2,530	12%
Depreciation and amortization	71	71	0%	142	139	2%
Total costs and expenses	12,465	11,040	13%	29,066	20,966	39%

Operating income	$399	$706	-43%	$1,219	$1,204	1%
Net income	$239	$419	-43%	$725	$714	2%

Capital expenditures	$117	$87	34%	$190	$93	104%

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Telecom Segment
(unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Revenue before intersegment eliminations:
Local Service	$3,348	$3,595	-7%	$6,777	$7,288	-7%
Network Access	4,749	5,764	-18%	9,652	11,576	-17%
Broadband	4,977	5,090	-2%	9,979	10,144	-2%
Directory	770	846	-9%	1,552	1,718	-10%
Long Distance	636	727	-13%	1,284	1,456	-12%
Bill Processing	1,035	850	22%	2,240	1,587	41%
Intersegment	444	404	10%	854	816	5%
Other	301	423	-29%	636	863	-26%
Total Telecom revenue	$16,260	$17,699	-8%	$32,974	$35,448	-7%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$15,816	$17,295		$32,120	$34,632
Intersegment	444	404		854	816
	16,260	17,699		32,974	35,448

Cost of services (excluding depreciation and amortization)	7,365	7,935	-7%	14,926	15,696	-5%
Selling, general and administrative expenses	2,817	3,032	-7%	5,650	6,116	-8%
Depreciation and amortization	4,085	4,033	1%	8,218	8,036	2%
Total costs and expenses	14,267	15,000	-5%	28,794	29,848	-4%

Operating income	$1,993	$2,699	-26%	$4,180	$5,600	-25%

Net income	$1,186	$1,599	-26%	$2,485	$3,315	-25%

Capital expenditures	$2,203	$2,309	-5%	$3,799	$4,239	-10%

Key Metrics
Business access lines	20,764	23,628	-12%
Residential access lines	23,209	26,000	-11%
Total access lines	43,973	49,628	-11%
Long distance customers	30,872	32,950	-6%
Digital Subscriber Line customers	19,364	19,638	-1%
Digital TV customers	10,110	10,494	-4%

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Reconciliation of Non-GAAP Measures
(Dollars in thousands)
Reconciliation of net debt:	June 30, 2012	Dec 31, 2011
Debt obligations, net of current maturities	$139,874	$118,828
Current maturities of long-term obligations	1,614	1,407
Total Debt	$141,488	$120,235
Less:
Cash and cash equivalents	14,431	13,057
Net Debt	$127,057	$107,178

	Year Ending
	December 31, 2012
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2012 EBITDA guidance1:	Low	High
Projected net income	$7,600	$8,600
Add back:
Depreciation and amortization	27,400	27,200
Interest expense	5,800	6,200
Taxes	5,200	6,000
Projected EBITDA guidance 1	$46,000	$48,000

1 EBITDA, a non-GAAP financial measure, is as defined in our credit agreement

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